Information Regarding Joint Filers

Designated Filer of Form 3: Bank of America Corporation

Item 2. Date of Event Requiring Statement: May 16, 2003

Item 4. Issuer Name and Ticker Symbol: Dobson Communications Corporation (DCEL)

Ownership Form

Designated Filer:

Bank of America Corporation Indirect - Tables I and II Parent of NB Holdings Corporation

100 North Tryon Street

Bank of America Plaza

Charlotte, NC 28255

Joint Filers:

NB Holdings Corporation Indirect - Tables I and II Parent of Bank of America, N.A.

100 North Tryon Street

Bank of America Plaza

Charlotte, NC 28255

Bank of America, N.A. Indirect - Table I Parent of BANA (#1) LLC

101 South Tryon Street Direct - Table II

Bank of America Plaza

Charlotte, NC 28255

BANA (#1) LLC Indirect - Table I Controlling Shareholder of

100 North Tryon Street No Table II Ownership Banc of America Strategic Solutions, Inc.

Bank of America Plaza

Charlotte, NC 28255

Banc of America Strategic Solutions, Inc. Direct - Table I

100 North Tryon Street No Table II Ownership

Bank of America Plaza

Charlotte, NC 28255

SIGNATURES

BANK OF AMERICA CORPORATION

By: /s/ Charles F. Bowman Date: May 27, 2003

Charles F. Bowman

Senior Vice President

NB HOLDINGS CORPORATION

By: /s/ Charles F. Bowman Date: May 27, 2003

Charles F. Bowman

Senior Vice President

BANK OF AMERICA, N.A.

By: /s/ Charles F. Bowman Date: May 27, 2003

Charles F. Bowman

Senior Vice President

BANA (#1) LLC

By: Bank of America, N.A.

its sole member/manager

By: /s/ Charles F. Bowman Date: May 27, 2003

Charles F. Bowman

Senior Vice President

BANC OF AMERICA STRATEGIC SOLUTIONS, INC.

By: /s/ Eric S. Woodward Date: May 27, 2003

Eric S. Woodward

Vice President